Exhibit 107.1

Calculation of Filing Fee Tables

Form S-8

(Form Type)

Outset Medical, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Maximum Aggregate Offering Price(2)	Fee Rate	Amount of Registration Fee
Equity	Common Stock, par value $0.001 per share	Rule 457(c) and Rule 457(h)	2,012,698(3)	$3.32	$6,682,157.36	0.0001476	$986.29
Equity	Common Stock, par value $0.001 per share	Rule 457(c) and Rule 457(h)	503,175(4)	$3.32	$1,670,541.00	0.0001476	$246.57
Total Offering Amounts					$8,352,698.36		$1,232.86
Total Fee Offsets							—
Net Fee Due							$1,232.86

(1)

Outset Medical, Inc. (the “Registrant”) is registering an additional 2,012,698 shares of common stock, par value $0.001 per share (the “Common Stock”), that may be issued under the Outset Medical, Inc. 2020 Equity Incentive Plan, as amended and restated (the “2020 Plan”) and an additional 503,175 shares of Common Stock that may be issued under the Outset Medical, Inc. Employee Stock Purchase Plan, as amended and restated (“ESPP”). Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers such additional and indeterminate number of securities as may become issuable pursuant to the provisions of the plans relating to adjustments for changes resulting from a share dividend, share split or similar change.

(2)

Estimated pursuant to Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee. The price of $3.32 per share represents the average high and low prices of the Common Stock as quoted on the Nasdaq Global Select Market on February 14, 2024, a date within five business days prior to the filing of this Registration Statement, in accordance with Rule 457(c) of the Securities Act.

(3)	Represents additional shares of Common Stock that may be issued under the 2020 Plan.

(4)	Represents additional shares of Common Stock that may be issued under the ESPP.